[Letterhead of Citigroup]	Exhibit 10.13

June 15, 2005

Altis Partners Limited

5th Fl. Sackville House

40 Piccadilly

W1J0DR, England

Attention: Mr. Stephen Hedgecock

Re:	Management Agreement Renewals

Dear Mr. Hedgecock:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2006 and all other provisions of the Management Agreements will remain unchanged.

•	CTA Capital LLC
•	Salomon Smith Barney Global Diversified Futures Fund L.P.
•	Citigroup Emerging CTA Portfolio, L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC
By:	/s/ Daniel R. McAuliffe, Jr.
Daniel R. McAuliffe, Jr.
Chief Financial Officer & Director

By:	/s/ S. Hedgecock

Print Name: S. Hedgecock, Managing Director

DRMCA/sr